UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2009

UNIVERSAL HEALTH REALTY INCOME TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-9321	23-6858580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Universal Corporate Center 367 South Gulph Road King of Prussia, Pennsylvania	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 265-0688

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 6, 2009, Universal Health Realty Income Trust (the “Trust”), and UHS of Delaware, Inc. entered into an ATM Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”). Under the terms of the Sales Agreement, the Trust may offer and sell its common shares of beneficial interest, par value $0.01 per share (“Common Shares”), having an aggregate gross sales price of up to $50 million, from time to time, with Merrill Lynch acting as the Trust’s sales agent and/or principal. Sales of Common Shares, if any, through Merrill Lynch acting as sales agent or directly to Merrill Lynch acting as principal, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of the sale, at prices related to prevailing market prices or at negotiated prices.

The Common Shares will be offered pursuant to the Trust’s shelf registration statement on Form S-3 (File No. 333-161330), which was declared effective by the Securities and Exchange Commission on September 8, 2009 (the “Registration Statement”).

The Sales Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the Sales Agreement is qualified in its entirety by reference to such exhibit. The Sales Agreement is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

A copy of the opinion of Fulbright & Jaworski L.L.P., relating to the legality of the Common Shares, is filed as Exhibit 5.1 to this Current Report and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

The Trust’s press release announcing the ATM Equity Offering program is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

1.1	ATM Equity OfferingSM Sales Agreement, dated November 6, 2009, between Universal Health Realty Income Trust, UHS of Delaware, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

5.1	Opinion of Fulbright & Jaworski L.L.P.

99.1	Form of Press Release, dated November 9, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL HEALTH REALTY INCOME TRUST

Date: November 6, 2009

	By:	/S/ ALAN B. MILLER
	Name:	Alan B. Miller
	Title:	Chairman of the Board, Chief Executive Officer and President

	By:	/S/ CHARLES F. BOYLE
	Name:	Charles F. Boyle
	Title:	Chief Financial Officer